Verb Technology Company, Inc.

Free Writing Prospectus dated July 15, 2020
Filed Pursuant to Rule 433 of the Securities
Act of 1933, as amended
Registration No. 333-239055

verb

Sales Enablement SaaS

for the

Remote Work Economy

with

Live Stream eCommerce

NASDAQ: VERB
Profile | 7.20
"Version 2"

Safe Harbor | Forward-Looking Statements

Certain statements contained in this presentation, including, without limitation, statements containing the words "believes," "plans," "expects," "anticipates," and words of similar import, constitute "forward-looking statements" within the meaning of the Securities Exchange Act of 1934, as amended, by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of Verb Technology Company, Inc. (the "Company"), members of its management, and assumptions on which such statements are based. There can be no assurance that such statements will prove to be accurate and there are a number of important factors that could cause actual results to differ materially from those expressed in any forward-looking statements made by the Company, including, but not limited to, plans and objectives of management for future operations or products, the market acceptance or future success of the Company's products, and the Company's future financial performance. The Company cautions that these forward-looking statements are further qualified by other factors including, but not limited to, those set forth in the Company's Annual Report on Form 10-K/A for the fiscal year ended December 31, 2019, and the Company's Quarterly Report on Form 10-Q/A for the quarterly period ended March 31, 2020, and other filings with the U. S. Securities and Exchange Commission (available at www.sec.gov). Prospective investors are also cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: general economic and business conditions in those areas in which the Company operates; current and anticipated effects of the COVID-19 pandemic; demographic changes; competition; fluctuations in market interest rates; changes in credit quality; and the Company's ability to successfully integrate any acquisition it may make. Given these uncertainties, undue reliance should not be placed on such forward-looking statements. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments except as required by law. The presentation does not carry any right of publication or disclosure to any other party. No person may treat this presentation as constituting either an offer to sell, or a solicitation of an offer to buy, any interest in, or any investment in the Company. Any offering of securities may be made only pursuant to written offering documents, in compliance with federal and applicable state securities laws. An investment in the Company is available only to qualified individuals or entities, and potential investors should perform their own due diligence regarding any such investment and the tax treatment of any such investment. This presentation may not contain all the details and information necessary for you to make an investment decision or comprehensive evaluation of the Company. The Company takes no responsibility for the accuracy or the completeness of the information contained herein and makes no assurances of such. In addition, selected financial data in this presentation as of March 31, 2020 is based on unaudited financial statements. This presentation is not and does not purport to be an appraisal of the assets, stock or business referenced herein. Neither this presentation nor any of its contents may be used for any other purpose without the prior written consent of the Company. Certain data in this presentation was obtained from various external sources, and neither the Company nor its affiliates, advisers or representatives has verified such data with independent sources. Accordingly, neither the Company nor any of its affiliates, advisers or representatives makes any representation as to the accuracy or completeness of that data or undertakes any obligation to update such data after the date of this presentation. Such data involves risks and uncertainties and is subject to change based on various factors. The trademarks and logos included herein are the property of the owners thereof and are used for reference purposes only. Such use should not be construed as an endorsement of such products or services by the Company.

Free Writing Prospectus Statement

Issuer Free Writing Prospectus
Filed Pursuant to Rule 433
Registration No. 333-239055
July 13, 2020

Verb Technology Company, Inc. has filed with the Securities and Exchange Commission (the "SEC") a registration statement (File No. 333-239055) and a preliminary prospectus (the "Preliminary Prospectus") for the offering to which this communication relates. Before you invest, you should read the Preliminary Prospectus (including the documents incorporated by reference therein) and other documents we have filed with the SEC for more complete information about us and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, when they are available, copies of the Preliminary Prospectus may be obtained from Ladenburg Thalmann & Co., Inc., 277 Park Avenue, 26th Floor, New York, New York 10172; or by calling 212 409-2000. The most recent Preliminary Prospectus filed with the SEC may be obtained by clicking on the active hyperlink below:

https://www.sec.gov/cgi-bin/browse-edgar?CIK=1566610

This presentation shall not constitute an offer to sell, or the solicitation of an offer to buy, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or jurisdiction. Neither the SEC nor any other regulatory body has approved or disapproved of our securities or passed upon the accuracy of this presentation. Any representation to the contrary is a criminal offense.

The offering will only be made by means of a prospectus pursuant to a registration statement that is filed with the SEC after such registration statement becomes effective.

Risk Factors

The following factors, among others, could cause actual results to differ materially from those set forth in this presentation. "Verb," "the Company," "we," "us," "our," or similar terms refer to Verb Technology Company, Inc. and our wholly-owned subsidiary, Verb Direct, LLC:

- *We have incurred significant net losses and cannot assure you that we will achieve or maintain profitable operations.*
- *Our independent registered public accounting firm's reports for the fiscal years ended December 31, 2019 and 2018 have raised substantial doubt as to our ability to continue as a "going concern."*
- *We have identified material weakness in our internal control over financial reporting which have, and in the future could, if not remediated, result in material misstatements in our financial statements.*
- *The recent outbreak of COVID-19 may have a significant negative impact on our business, sales, results of operations and financial condition.*
- *Our ability to grow and compete in the future will be adversely affected if adequate capital is not available to us or not available on terms favorable to us.*
- *The success of our business is dependent upon our ability to maintain and expand our customer base and our ability to convince our customers to increase the use of our services and/or platform. If we are unable to expand our customer base and/or the use of our services and/or platform by our customers declines, our business will be harmed.*
- *The market in which we operate is intensely competitive and, if we do not compete effectively, our operating results could be harmed.*
- *We may not be able to increase the number of our strategic relationships or grow the revenues received from our current strategic relationships.*
- *We may not be able to develop enhancements and new features to our existing service or acceptable new services that keep pace with technological developments.*
- *Our ability to deliver our services is dependent on third party Internet providers.*
- *Security breaches and other disruptions could compromise our information and expose us to liability, which would cause our business and reputation to suffer.*
- *Our success depends, in part, on the capacity, reliability, and security of our information technology hardware and software infrastructure, as well as our ability to adapt and expand our infrastructure.*
- *We are dependent on third parties to, among other things, maintain our servers, provide the bandwidth necessary to transmit content, and utilize the content derived therefrom for the potential generation of revenues.*
- *We may not be able to find suitable software developers at an acceptable cost.*
- *The success of our business is highly correlated to general economic conditions.*
- *Our failure to protect our intellectual property rights could diminish the value of our products, weaken our competitive position and reduce our revenue, and infringement claims asserted against us or by us, could have a material adverse effect.*
- *Natural disasters and other events beyond our control could materially adversely affect us.*
- *Our future success depends on our key executive officers and our ability to attract, retain, and motivate qualified personnel.*

A more complete description of these risks and uncertainties can be found in the filings of the Company with the U.S. Securities and Exchange Commission (the "SEC"), including in the Company's Annual Report on Form 10-K, as amended by Form 10-K/A, for the fiscal year ended December 31, 2019, and the Company's Quarterly Report on Form 10-Q, as amended by Form 10Q/A, for the quarterly period ended March 31, 2020. We undertake no obligation to update any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forwarding-looking statements.

Investment Highlights

verb LIVE

combines the best features of popular live-stream webinar and video conference platforms such as **Zoom, Facebook-Live, WebEx**, and **Pexip**, with unique, clickable in-video **Shopify** ecommerce capabilities

verb CRM

combines the capabilities of customer relationship management (CRM), lead-generation, and content management, with clickable in-video ecommerce capabilities in an intuitive, powerful tool for both inexperienced and highly-skilled sales professionals

verb LEARN

an interactive video-based learning management system (LMS) that incorporates all of the clickable in-video technology featured in our verbCRM application, adapted for use by educators for video-based education

- Large & Growing Total Addressable Markets: ***Live Stream* eCommerce ($120B in 2020[1])** ✦ *Video Conferencing* ($50B by 2026[2]) ✦ *CRM* ($80B by 2025[3]) ✦ *Online eLearning* ($375B by 2026[4])
- Significant Upside Potential in the Post-COVID Remote Work Economy
- Proven SaaS Recurring Rev: *35% SaaS Growth last 12 mos. ✦ 4 Consecutive Quarters of Accelerating SaaS Growth ✦ $786K Q1 2019 → $1.06M Q1 2020*[5]
- Over 1.4M Downloads: *Up Over 150% in Past 12 Months ✦ 20,000 Apple App Store & Google Play Store Ratings with 4.9 Stars Avg. Rating ✦ Global User Base in 60 Countries / 48 languages ✦ Large & Growing Enterprise Customer Base*
- Technology Integration Partnerships with Blue-Chip Platforms: *Microsoft ✦ Oracle/NetSuite ✦ Adobe/Marketo*
- Proprietary Patent-Issued and Patent-Pending Technology
- Planned International Expansion Underway
- Proven Experienced Management Team & Board of Directors:
  Rory J. Cutaia, CEO - *Former Telx Founder & CEO*
  Nancy Heinen, Board Member - *Former Apple Gen Counsel*

1. https://www.cmswire.com/ecommerce/is-live-streaming-ecommerce-the-next-thing
2. https://www.gminsights.com/industry-analysis/video-conferencing-market
3. https://www.superoffice.com/blog/crm-software-statistics
4. https://www.gminsights.com/industry-analysis/elearning-market-size
5. Takes into account the acquisition of Verb Direct, LLC as if it had occurred on January 1, 2019.

The Sales Process Has Evolved

Problem

Outdated Sales Tools

- Most of the sales/marketing and CRM software used today is ***20+ years old***
- Most CRMs only ***track*** customer engagement
- Complicated – Hard to **Learn**
- Complicated – Hard to **SELL**



Solution

Video-Based Sales Tools

- Today people want to consume information through Video. Video is 80% more engaging than text/images[1]
- Salespeople need a tool that can create customer engagement
- **Intuitive**, familiar **swipe** interface: Quick-to-get-results
- **300% - 1100%** increases in conversion rates[2]



1. https://biteable.com/blog/video-marketing-statistics/
2. As reported by users

verb LIVE

verbLIVE combines the best features of popular webinar and video conference platforms such as **Zoom, Facebook-Live, WebEx, and Pexip**, with **Shopify**. (Summer 2020 commercial launch)

users can add interactive in-video ecommerce capabilities – including in-video Shopify carts - to live stream in-video ecommerce webinar broadcasting

allows webinar hosts to select interactive icons that appear on the screens of all viewers, providing **in-video click-to-purchase capabilities** for products or services featured in the live-stream video broadcast

Live Streaming eCommerce drives revenue through **real-time** friction-free selling

provides **real-time viewer engagement data** and interaction analytics

entirely **browser-based,** works on all devices – no software download required

secured through **end-to-end encryption**





verbLI
video co
WebEx, a

users can a
video
capabilitie
video Shop
stream in-v
webinar

provides **re**
engagem
interact

Click Here To Watch verbLIVE Demo

If viewing in .pdf format, copy and paste this link into your browser:

https://app.frame.io/presentations/3b928b7b-9b47-439e-bb75-1a4085006d05



verb CRM

verbCRM combines the capabilities of customer relationship management (CRM), lead-generation, content management, and in-video ecommerce capabilities in an intuitive, powerful tool for both inexperienced as well as highly skilled sales professionals.


Media
Search
verb
inspire·action
My Favorites
See All >
Steve Jobs
Image
Sunrise, Sunset
Video
Organize Life
Videos
See All >
Subscribe Now
Unlock amazing features.
Details
Media
Contacts
Feed
Business

quickly and easily create, distribute, and post videos with on-screen clickable icons

prospects or customers click on products featured in a video and impulse buy it while the video is playing, or click on a calendar icon in the video to make an appointment **eliminating friction from the sales process**

proprietary data collection/analytics inform users in real time, when and for how long their prospects have watched a video, how many times they watched it, and what they clicked-on

allows users to focus their time and efforts on 'hot leads' or interested prospects

users create their hot lead lists by using familiar, **intuitive 'swipe left/swipe right' on-screen navigation**

600% increases or more in sales conversion rates*

3300% increases in retention rates*

**as reported by users.*

verb

verbCRM
(CRM), lea
capabilitie
highly skil

quickly and ea
create, distribu
post videos wi
screen clickab

allows users
their time an
on 'hot leads
interested pr


Click here to watch verbCRM demo

If viewing in .pdf format, copy and paste this link into your browser:
https://www.youtube.com/watch?v=atb5TujswSQ&feature=youtu.be

verb LEARN

verbLEARN is an interactive video-based learning management system (LMS) that incorporates all of the clickable in-video technology featured in our **verb**CRM application, adapted for use by educators for video-based education.



used by enterprises seeking to educate large sales teams or customer base about new products or elicit in-video feedback about existing products



incorporates Verb's proprietary data collection and analytics capabilities that inform users in real time, when and for how long the viewers watched the video, how many times they watched it, and what they clicked-on


Learn
Launch System
Start Your Business Right
The Road to Pro-Your first 90 Days
Social 101
BackOffice Basics

verbLEAR
incorpora
applicatio

used by
educate
custome
products
feedbac

Click here to watch verbLEARN demo

If viewing in .pdf format, copy and paste this link into your browser:
https://www.youtube.com/watch?v=_Vx02gADWRM&feature=youtu.be

verb Markets


New Client Business Sectors
Pharmaceutical Sales
Government Institutions
Political Parties & Candidates
Current Client Business Sectors
CBD Industry
Multi-National Direct Sales Enterprises
Large Professional Associations
Health Care Industry
Educational Institutions, Including School Districts
Not-For-Profits
Auto Sales and Auto Leasing
Home Security
Real Estate
Insurance

Select Enterprise Customers

Global User Base ✦ 60 Countries ✦ 48 Languages

- Q SCIENCES
- ISAGENIX
- 4Life — TOGETHER, BUILDING PEOPLE
- NEORA
- MassMutual
- VASAYO
- SeneGence International
- Origami Owl CUSTOM JEWELRY
- PURE — PEOPLE UNITED REACHING EVERYONE
- ASEA
- MŌDERE
- YOUNG LIVING ESSENTIAL OILS
- IDLife
- SCOUT & CELLAR — CLEAN-CRAFTED WINE
- amare GLOBAL
- BUCKED UP
- SEACRET
- xyngular
- Kyäni
- MONAT
- MANNATECH
- RJReynolds Vapor
- FOREVER LIVING

Partnerships & Integrations

We're integrating our interactive video technology into other popular Enterprise CRMs

- *Partnership agreements executed with:*

salesforce Microsoft ORACLE NetSuite Adobe Marketo

- *Already integrated into 17 of the most popular direct sales back-office system providers, including:*

exigo xennsoft directscale Multisoft bydesign TECHNOLOGIES THATCHER TECHNOLOGY GROUP PARTY PLAN SOLUTIONS

- *Integration into these back-office providers allows us to offer enterprises:*
  - ✓ single sign-on convenience for all users
  - ✓ enhanced data analytics and reporting capabilities for all users

- *Accelerates the adoption of **verb**CRM by large sales enterprises that rely on these systems*

Customer Satisfaction

20,000 Apple App Store & Google Play Store Ratings*

4.9

Stars Avg

★★★★★



Appbot APP 6:56 PM
Modere LIFE (Google Play)
1 new review averaging 5.0 stars.
Compare Apps | Sentiment | Dashboards | Words | Topics | Reviews | Ratings
Natasha Gaskin
★★★★★
I absolutely love this app. Has so much packed into it ❤️❤️❤️ Makes business on the go a breeze 😊
reply | view | permalink | translate
English · Google Play
aloveofcoffee
★★★★★
BEST tOOL in our company
This App makes our business sOo much easier, everything we need at our fingertips...LET THE TOOLS DO THE WORK... from getting started to step by step training oN how to be successfuL in Valentus. Send your prospects a PDF on products, a video on the comp pLan, a life changing testimony, a corporate caLL... and get notifications on when they opened it so you know when to do your follow up... it's aLL available thru this App. This definitely is a valuable tooL you can't live without.
reply | view | permalink | translate
USA · v(497) · iOS
Appbot APP 1:39 AM
MyDailyChoice (Google Play)
1 new review averaging 5.0 stars.
Compare Apps | Sentiment | Dashboards | Words | Topics | Reviews | Ratings
1:39 AM
Rosina Maluleke
★★★★★
I love it,it makes my life so much easier. I can share my business from anywhere at anytime. Please add some more motivational pictures
reply | view | permalink | translate
English · Google Play

*As of April 2020

Competitive Analysis

	Enterprise Scalable	CRM	Sales Enablement	Webinar	Interactive Webinar	Interactive Video	Analytics
verb	✓	✓	✓	✓	✓	✓	✓
salesforce	✓	✓	✓				✓
ZOHO	✓	✓					✓
]pexip[	✓			✓			✓
zoom	✓			✓			✓
GoToMeeting	✓			✓			✓



Monthly Promotions
verb
Case Study
Client Success
avg Rentention of New Business Builders
January - June 2019
1%
33%
That is a 3000% + increase!
Another independent case study and client success with Verb!
A 3000% + increase in retention
Favorite
Share
Social
Copy

The Verb In-App Purchase Ecosystem

Introducing Our New In-App Purchase Feature

Monetizes Our Large User Base / Increases ARPU

Allows users to:

- ✓ Pay for subscriptions directly in the app to access upgraded **verb**CRM features

- ✓ Access our forthcoming "App Store" where users can subscribe for third-party apps chosen to appeal to the **verb**CRM user demographic, such as:
  - *Specialized expense tracking, tax software, and other third-party apps*

- ✓ An "Open API" architecture will also allow third-party developers to create specialized apps with features and functionality that integrate seamlessly into our **verb**CRM application
  - *Offered directly to our large user base on a revenue-sharing basis*



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Global Operations


SOUTH
KOREA
JAPAN

- In April 2020, we commenced local language sales, customer support, & marketing operations in Japan
  - *Japan represents the 3rd largest global economy[1] and the 5th largest direct sales market[2]*
- More than 50% of our current USA-based enterprise clients have Japan-based sales reps
  - *5 of those clients generate the majority of their revenue from their Japan-based sales*
- We believe our in-country operations represent a significant growth opportunity
- Since we began operations, we have executed **verb**CRM subscription agreements with 6 Japanese enterprise clients
- Plans to launch local Korean operations this year

1. www.investopedia.com/insights/worlds-top-economies
2. World Federation of Direct Sales Companies; Statistical Database 2015-2018 [https://wfdsa.org/global-statistics/]

Proven Management



Rory J. Cutaia

CEO, Pres & Chairman of the Board of Directors

Former Founder, Chairman & CEO of Telx - sold for $218M in 2006 then again for $1.9B in 2015. Invested $4M of his own capital to finance Verb



Jeff Clayborne

Chief Financial Officer

20 yrs. Fortune 100 Experience. The Walt Disney Company - Universal Music Group - McGladrey & Pullen - KPMG Peat Marwick. CPA - MBA, University of Southern California



Chad Thomas

Chief Technology Officer

Former MySpace architect, designer, coder - built platform for rapid global growth > 100M users

Distinguished Board of Directors

- Chairman, Rory J. Cutaia





Nancy Heinen

Former Apple General Counsel - Member of Steve Jobs inner circle for 12 years



Phil Bond

Former Under Secretary of the U.S. Dept. of Commerce for Technology



Judith Hammerschmidt

Former Exec V. Pres & International Chief Counsel of Herbalife International - Former Special Asst to 2 Attorney Generals of the United States



Jimmy Geiskopf

Verb Lead Director and former Pres and CEO of Budget Rent-a-Car



Ken Cragun

CFO with 30 yrs. experience leading major financing transactions for listed tech and SaaS software companies, building teams in more than 20 countries

Accomplished Advisory Board

Chuckie Reddy

J.P. Morgan
Managing Director

Erik Nielson

Southwest Airlines
Senior Director, Marketing

Mory Watkins

Private equity fund manager, led successful SaaS company roll-ups

Jim DuBois

Former Microsoft
Chief Information Officer



Lewis Jaffe

"The Godfather of Videoconferencing" created over $1B in shareholder value as CEO, pres. or founder at NASDAQ-listed companies

Key Performance Metrics*

					2019	2020	
	Q1**	Q2	Q3	Q4		Q1	Q2***
Total User Downloads by Quarter	550,620	668,272	717,066	855,859		1,313,467	1,458,934
					Totals		
SaaS Recurring Subscription Rev	**$786,000**	**$858,000**	**$953,000**	**$995,000**	**$3,592,000**	**$1,057,000**	**$1,264,000**
Other Digital Revenue	$273,000	$596,000	$485,000	$344,000	$1,698,000	$400,000	$404,000
Total Digital Revenue	$1,059,000	$1,454,000	$1,438,000	$1,339,000	**$ 5,290,000**	$1,457,000	$1,668,000
Welcome Kits & Fulfillment	$2,265,000	$1,784,000	$1,164,000	$965,000	$6,178,000	$728,000	$683,000
Shipping	$677,000	$495,000	$271,000	$181,000	$1,624,000	$169,000	$258,000
Total Non-Digital Revenue	$2,942,000	$2,279,000	$1,435,000	$1,146,000	**$7,802,000**	$897,000	$941,000
Total Combined Revenue	$4,001,000	$3,733,000	$2,873,000	$2,485,000	**$13,092,000**	$2,354,000	$2,609,000
Digital Revenue as a % of Total Combined Revenue	26%	39%	50%	54%		62%	64%

*All financial information is unaudited. **The pro forma financial information is presented as if the acquisition of Verb Direct, LLC occurred on January 1, 2019.
***The preliminary unaudited financial results for Q2 2020 are based solely on currently available information, which is subject to change.

2020 Revenue Drivers

- **verb**LIVE launch
- In-app purchase capability
- 3rd party app store ecosystem
- SMB version of **verb**CRM launch
- Salesforce and Microsoft integrations
- Japan and Korea based operations
- Out-sourced non-digital products offering



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Investment Highlights

verb LIVE combines the best features of popular live-stream webinar and video conference platforms such as **Zoom, Facebook-Live, WebEx**, and **Pexip**, with unique, clickable in-video **Shopify** ecommerce capabilities

verb CRM combines the capabilities of customer relationship management (CRM), lead-generation, and content management, with clickable in-video ecommerce capabilities in an intuitive, powerful tool for both inexperienced and highly-skilled sales professionals

verb LEARN an interactive video-based learning management system (LMS) that incorporates all of the clickable in-video technology featured in our verbCRM application, adapted for use by educators for video-based education

- Large & Growing Total Addressable Markets: ***Live Stream* eCommerce ($120B in 2020**[1]**)** ✦ *Video Conferencing* ($50B by 2026[2]) ✦ *CRM* ($80B by 2025[3]) ✦ *Online eLearning* ($375B by 2026[4])
- Significant Upside Potential in the Post-COVID Remote Work Economy
- Proven SaaS Recurring Rev: *35% SaaS Growth last 12 mos. ✦ 4 Consecutive Quarters of Accelerating SaaS Growth ✦ $786K Q1 2019 → $1.06M Q1 2020*[5]
- Over 1.4M Downloads: *Up Over 150% in Past 12 Months ✦ 20,000 Apple App Store & Google Play Store Ratings with 4.9 Stars Avg. Rating ✦ Global User Base in 60 Countries / 48 languages ✦ Large & Growing Enterprise Customer Base*
- Technology Integration Partnerships with Blue-Chip Platforms: *Microsoft ✦ Oracle/NetSuite ✦ Adobe/Marketo*
- Proprietary Patent-Issued and Patent-Pending Technology
- Planned International Expansion Underway
- Proven Experienced Management Team & Board of Directors:
  Rory J. Cutaia, CEO - *Former Telx Founder & CEO*
  Nancy Heinen, Board Member - *Former Apple Gen Counsel*

1. https://www.cmswire.com/ecommerce/is-live-streaming-ecommerce-the-next-thing
2. https://www.gminsights.com/industry-analysis/video-conferencing-market
3. https://www.superoffice.com/blog/crm-software-statistics
4. https://www.gminsights.com/industry-analysis/elearning-market-size
5. Takes into account the acquisition of Verb Direct, LLC as if it had occurred on January 1, 2019.

Thank you

APPENDIX

Client Testimonials



Lo Myrick
Director of Market Partner Experience
MONAT

" In the time since our initial launch with the VERB sampling program, we've already generated improved conversion rates up to 20% on average for our haircare mailers. Because we've been able to experience the power and performance of VERB's sampling sales program already, it was an easy decision for us to expand our relationship with the launch of our skincare mailers. Simply put, not only have we been able to engage on a deeper level with a greater number of new prospects, we've also introduced our customers to a whole new side of MONAT. "



Daniel Picou
President & Co-Founder
Vasayo

" Prior to our launch, we vetted out several technology providers to ensure we offered the best digital tools to our field. After months of investigation, we selected Verb for our app. Our Brand Partners love that they can easily share content, send samples, get notifications, manage contacts, get a view of their business reporting, and engage powerful business building activities. Their team is great to work with and we are thrilled to have them as our partner. "



Ben Mayo
VP of Global Sales Systems
Mannatech

" We are committed to providing our Associates with a robust social and mobile platform. We have been able to fulfill this with the Verb app. As a result, we've seen a significant increase in prospecting, product sales, enrollments and overall business activity. The analytics are amazing. This is a powerful platform to engage our field. "



Kathy Coover
Owner & Executive VP
Isagenix

" Isagenix has worked with Verb since 2004. They have played a significant role in providing our associates with the necessary tools they need to build their businesses. "

verb
inspire · action

FINANCIAL SUMMARY

Income Statement*

	2019 Q1**	2019 Q2	2019 Q3	2019 Q4	2020 Q1	2020 Q2 Est***
Total User Downloads - cumulative	550,620	668,272	717,066	855,859	1,313,467	1,458,934
REVENUE						
Recurring SaaS	$786,000	$858,000	$953,000	$995,000	$1,057,000	$1,264,000
Other Digital	$273,000	$596,000	$485,000	$344,000	$400,000	$404,000
Non-Digital	$2,942,000	$2,279,000	$1,435,000	$1,146,000	$897,000	$941,000
COGS						
***Recurring SaaS	$144,000	$151,000	$167,000	$174,000	$180,000	$220,000
***Recurring SaaS Gross Margin	$642,000	$707,000	$786,000	$821,000	$877,000	$1,044,000
***Other Digital	$23,000	$25,000	$54,000	$59,000	$50,000	$51,000
***Non-Digital	$2,081,000	$1,866,000	$1,270,000	$1,074,000	$833,000	$841,000
Operating Income	($3,029,000)	($3,473,000)	($3,642,000)	($5,945,000)	($3,860,000)	($4,598,000)
Deemed Dividend to Series A stockholders	-	-	-	-	($3,951,000)	-
Net Income attributed to common stockholders	($3,280,000)	($2,343,000)	($3,115,000)	($7,452,000)	($5,897,000)	($3,580,000)
Basic EPS	($0.21)	($0.11)	($0.13)	($0.32)	($0.23)	($0.12)
Diluted EPS	($0.21)	($0.11)	($0.13)	($0.32)	($0.23)	($0.12)

*All financial information is unaudited

** The pro forma financial information is presented as if the acquisition of Verb Direct, LLC occurred on January 1, 2019.

***This information has not been audited or reviewed, is based on management's estimates, and as such, is subject to change.

Income Statement – As Reported and Estimate*

	2019 Q1	2019 Q2	2019 Q3	2019 Q4	2020 Q1	2020 Q2 Est**
Total User Downloads - cumulative	550,620	668,272	717,066	855,859	1,313,467	1,458,934
REVENUE						
Recurring SaaS	$9,000	$858,000	$953,000	$995,000	$1,057,000	$1,264,000
Other Digital	-	$596,000	$485,000	$344,000	$400,000	$404,000
Non-Digital	-	$2,279,000	$1,435,000	$1,146,000	$897,000	$941,000
COGS						
**Recurring SaaS	30,000	$151,000	$167,000	$174,000	$180,000	$220,000
**Recurring SaaS Gross Margin	($21,000)	$707,000	$786,000	$821,000	$877,000	$1,044,000
**Other Digital	-	$25,000	$54,000	$59,000	$50,000	$51,000
**Non-Digital	-	$1,866,000	$1,270,000	$1,074,000	$833,000	$841,000
Operating Income	($2,774,000)	($3,473,000)	($3,642,000)	($5,945,000)	($3,860,000)	($4,598,000)
Deemed Dividend to Series A stockholders	-	-	-	-	($3,951,000)	-
Net Income attributed to common stockholders	($3,008,000)	($2,343,000)	($3,115,000)	($7,452,000)	($5,897,000)	($3,580,000)
Basic EPS	($0.25)	($0.11)	($0.13)	($0.32)	($0.23)	($0.12)
Diluted EPS	($0.25)	($0.11)	($0.13)	($0.32)	($0.23)	($0.12)

*All financial information is unaudited

**This information has not been audited or reviewed, is based on management's estimates, and as such, is subject to change.

Balance Sheet & Cap Table

Balance sheet	03/31/2020
Current Assets	$ 3,150,000
Total Assets	$ 28,585,000
LIABILITIES	
Current Liabilities	$ 14,471,000
Total Liabilities	$ 18,664,000
STOCKHOLDERS' EQUITY	
Total Stockholders' Equity (Deficit)	$ 9,921,000
Total Liabilities and Stockholders' Equity	$ 28,585,000

	Total	Insiders
Common Shares Outstanding	30,271,230	4,168,595
Preferred	2,094,197	-
RSA	2,064,428	1,576,774
Warrants Outstanding	13,534,038	303,688
Options Outstanding	4,510,358	2,018,345
Total Fully Diluted Shares Outstanding*	52,474,251	8,067,402

* As of June 29, 2020


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verb.tech
2210 Newport Blvd.
Suite 200
Newport Beach, CA 92663
855.250.2300
Verb Technology Company, Inc. (NASDAQ: VERB) © 2020


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